UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:
May 15, 2025
(Date of Earliest Event Reported)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer identification No.)

INDEPENDENT BANK CORP.
Office Address:	2036 Washington Street,	Hanover,	Massachusetts	02339
Mailing Address:	288 Union Street,	Rockland,	Massachusetts	02370
(Address of principal executive offices, including zip code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(781)-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INDB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17CFR 230.405)) or Rule 12b-2 of the Exchange Act (17CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
Shareholders voted upon the proposals set forth below at the Company's 2025 Annual Meeting held on May 15, 2025. Voting results are, when applicable, reported by rounding fractional share voting up or down to the nearest whole number.

(1)Proposal to reelect, Michael P. Hogan, Eileen C. Miskell, Gerard F. Nadeau, Susan Perry O'Day and Thomas R. Venables as Class II Directors. All nominees were reelected. The results of voting were as follows:

	For	Against	Abstain	Broker Non-Votes
Michael P. Hogan	32,530,613	2,431,413	17,231	3,025,103
Eileen C. Miskell	32,785,711	2,161,066	32,480	3,025,103
Gerard F. Nadeau	32,945,465	2,019,790	14,002	3,025,103
Susan Perry O'Day	32,558,536	2,405,059	15,662	3,025,103
Thomas R. Venables	33,071,880	1,892,045	15,332	3,025,103

(2)Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2025. The proposal was approved. The results of voting were as follows:

For	Against	Abstain	Broker Non-Votes
37,693,954	286,031	24,375	0

(3)Proposal to approve, on an advisory basis, the compensation of our named executive officers. The proposal was approved. The results of voting were as follows:

For	Against	Abstain	Broker Non-Votes
31,913,835	2,852,010	213,412	3,025,103

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

d. The following exhibits are included with this Report:

Exhibit Index

Exhibit #	Exhibit Description
104	Cover page interactive data file (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

Date:	May 15, 2025	By:	/s/Patricia Natale
PATRICIA NATALE
GENERAL COUNSEL